EXHIBIT 5.1

               OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                                                              September 19, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Re:  FalconStor Software, Inc. Registration Statement on Form S-8
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Ladies and Gentlemen:

            We have acted as counsel for FalconStor  Software,  Inc., a Delaware corporation (the "Company"),  in connection with the preparation and filing of a
Registration  Statement  on Form S-8  (the  "Registration  Statement")  with the
Securities and Exchange  Commission,  with respect to the registration under the
Securities  Act of 1933,  as amended,  of an aggregate of 8,662,296  shares (the
"Shares") of Common Stock, par value $.001 per share (the "Common Stock"), to be issued pursuant to the Company's 2000 Stock Option Plan (the "Plan").

            We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws of the Company, as amended,  the Plan, the documents to be sent or given to participants in the Plan, the Registration Statement and such other documents and  certificates  as we have  deemed  appropriate  as the basis for the opinion hereinafter  expressed.  We have also relied upon representations and statements of officers and representatives of the Company.  In making such examination,  we have  assumed  the  genuineness  of  all  signatures,  the  authenticity  of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

            Based upon the  foregoing,  we are of the  opinion  that the Shares, when issued and paid for in accordance  with the terms and  conditions set forth in the Plan, will be duly and validly issued, fully paid and non-assessable.

            We are members of the Bar of the State of New York.  This opinion is limited to the  Federal  laws of the United  States and the laws of the State of
New York.

            We advise you that a partner of Olshan  Grundman Frome  Rosenzweig &
Wolosky LLP owns shares of Common Stock of the Company.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement  and to the  reference  to this firm  under the  caption
"Legal Matters" in the Registration Statement. We are delivering this opinion to the Company, and no person other than the Company may rely on it.

                              Very truly yours,

                             /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
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                                 Olshan Grundman Frome Rosenzweig & Wolosky LLP